June 19, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549-7561

File Number:  0-52940

Dear Sirs/Madams:

We have read Item 4.01 of American Nano Silicon Technologies, Inc.’s Form 8-K dated April 19, 2013 and we agree with the statements made concerning our firm.

Very truly yours,

/s/ Friedman LLP